Exhibit 7

                       Consent of Thomas E. Pierpan, Esq.


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                                 WRL letterhead

                                  July 7, 1997

Western Reserve Life Assurance Co. of Ohio
201 Highland Avenue
Largo, FL  33770

Gentlemen:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-23359) for the Western Reserve Life Assurance Co. of Ohio Series Life Account, as filed with the Securities and Exchange Commission

                              /s/ THOMAS E. PIERPAN
                                  -------------------------
                                  Thomas E. Pierpan
                                  Vice President and
                                  Associate General Counsel